                                                                    EXHIBIT 4.16

                                                                  EXECUTION COPY


       =================================================================





                        AMERICAN RESTAURANT GROUP, INC.

                                      AND

                             SUBSIDIARY GUARANTORS

                                      AND

                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                                    Trustee




                           _________________________




                              SECOND SUPPLEMENTAL
                                   INDENTURE


                          Dated as of August 28, 1996





       =================================================================

                 SECOND SUPPLEMENTAL INDENTURE dated as of August 28, 1996 among American Restaurant Group, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors and U.S. Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") under the Indenture dated as of September 15, 1992, as amended by a First Supplemental Indenture dated as of December 9, 1993 (the "Indenture").


                                    RECITALS

                 WHEREAS, pursuant to the Indenture, the Company issued $120,000,000 aggregate principal amount of its 12% Senior Secured Notes due September 15, 1998 (the "Securities");

                 WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Company, the Subsidiary Guarantors and the Trustee may, with the consent of the holders of at least a majority in principal amount of the then outstanding Securities (or, in the case of certain amendments, the consent of each Securityholder affected), amend the Indenture and the Securities in certain respects;

                 WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Second Supplemental Indenture to amend the Indenture and the Securities in certain respects; and

                 WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee and a valid amendment of and supplement to the Indenture and the Securities have been done.

                 NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

                 For and in consideration of the premises, the Company, the Subsidiary Guarantors and the Trustee agree as follows:


                                  ARTICLE ONE

                 AMENDMENTS TO THE INDENTURE AND THE SECURITIES

                 SECTION 1.01. Amendment to Section 1.01--Consolidated EBITDA. The definition of "Consolidated EBITDA" contained in Section 1.01 of the Indenture is hereby amended by (a) adding the following new clauses (vii) and
(viii) after clause (vi) thereof:

                 ", (vii) in the case of calculations pursuant to Sections 4.04 and 4.26 only, rental expense attributable to Operating Leases resulting from Sale/leasebacks (other than Specified Sale/leaseback Transactions) consummated on or after the Supplemental Indenture Effective Date, and (viii) in the case of calculations pursuant to Sections 4.04 and 4.26 only, to the extent

                 Consolidated Net Income has been reduced thereby, the amounts described in clause (v) of the definition of Net Cash Proceeds"

and (b) adding the following clause (c) after clause (b) thereof:

                 "and (c) in the case of calculations pursuant to Sections 4.04 and 4.26 only, any portion of Consolidated EBITDA for such period (determined without giving effect to this clause (c)) attributable to any operating unit, or any material portion of the assets of an operating unit, of the Company and its Subsidiaries as to which an EBITDA Adjustment Amount has been established"

                 SECTION 1.02. Amendment to Section 1.01--Net Cash Proceeds. The definition of "Net Cash Proceeds" contained in Section 1.01 of the Indenture is hereby amended by adding the following new clause (v) to the end thereof:

                 "and (v) in the case of the Required Black Angus Sale/leaseback Transaction, (1) consent fees paid by the Company in connection with the Second Supplemental Indenture or in connection with the First Supplemental Indenture with respect to the Indenture dated as of December 1, 1993 governing the Company's $50,000,000 Senior Secured Notes Due September 15, 1998, (2) reasonable consent fees, if any, paid to the Lenders in connection with modifications to the Credit Agreement or to the holders of the Subordinated Notes in connection with modifications to the Subordinated Loan Agreement, in each case consummated substantially concurrently with the Supplemental Indenture Effective Date, and (3) without duplication of clause (i) above, the reasonable fees and expenses of advisors and legal counsel to the Company, the Trustee, the Holders, the Credit Agent, the Lenders or the holders of the Subordinated Notes, in each case to the extent reimbursed by the Company, in connection with the transactions described in clauses (1) and (2) above, all as certified in reasonable detail to the Trustee by the Chief Financial Officer of the Company"

                 SECTION 1.03. Amendment to Section 1.01--Net Proceeds Offer Trigger Date. The definition of "Net Proceeds Offer Trigger Date" contained in
Section 1.01 of the Indenture is hereby amended by (a) inserting the words "the Reinvestment Net Cash Proceeds relating to" before the words "an Asset Sale" contained in clause (b) thereof, (b) changing each reference to "Net Cash Proceeds" or "gross proceeds" in clause (b) thereof to "Reinvestment Net Cash Proceeds" and (c) adding a new clause (c) to the end thereof which shall read in its entirety as follows:

                 "and (c) with respect to the Net Cash Proceeds (other than Reinvestment Net Cash Proceeds) relating to an Asset Sale, the date of receipt of such Net Cash Proceeds"

                 SECTION 1.04.  Amendment to Section 1.01--New Definitions.
Section 1.01 of the Indenture is hereby amended by adding the following definitions in the appropriate alphabetical order:

                 "Aggregate EBITDA Adjustment Amount" means, at any date of determination, the aggregate of all EBITDA Adjustment Amounts (if any) determined with respect to Asset Sales consummated during the period from the Supplemental Indenture Effective Date to and including such date of determination.

                 "Consent Solicitation Statement" means the Consent Solicitation Statement of the Company dated August 2, 1996 relating to the Second Supplemental Indenture.

                 "EBITDA Adjustment Amount" means, with respect to any Asset Sale (other than a Sale/leaseback) consummated on or after the Supplemental Indenture Effective Date involving an operating unit, or a material portion of the assets of an operating unit, of the Company and its Subsidiaries, that portion of Consolidated EBITDA attributable to such operating unit or material portion of the assets thereof for the most recent period of four consecutive fiscal quarters ending prior to the date of such Asset Sale for which the relevant financial information is available, as certified in reasonable detail to the Trustee by the Chief Financial Officer of the Company.

                 "Reinvestment Net Cash Proceeds" means, with respect to any Asset Sale, the maximum portion of the Net Cash Proceeds thereof that may be reinvested as provided in the first proviso contained in clause
         (A) of Section 4.17 (it being understood that all Net Cash Proceeds of a Specified Sale/leaseback Transaction shall constitute Reinvestment Net Cash Proceeds).

                 "Required Black Angus Sale/leaseback Transaction" means the Sale/leaseback described in Section 4.24 to the extent such transaction generates the minimum gross cash proceeds and minimum Net Cash Proceeds required thereby.

                 "Second Supplemental Indenture" means the Second Supplemental Indenture, dated as of August 28, 1996, with respect to this Indenture.

                 "Specified Reinvested Net Cash Proceeds" shall have the meaning provided in Section 3.07.

                 "Specified Sale/leaseback Transaction" means any
         Sale/leaseback with respect to all or any portion of the assets comprising a restaurant first opened by the Company or any of its Subsidiaries after the Supplemental Indenture Effective Date.

                 "Supplemental Indenture Effective Date" means the date on which the Second Supplemental Indenture has become effective in accordance with its terms.

                 "13% Security" means any Security or portion thereof which bears interest at a stated per annum rate equal to 13% (representing the portion of the Securities (and any replacements therefor) as to which consents have been obtained pursuant to the Consent Solicitation Statement).

                 "12% Security" means any Security or portion thereof which bears interest at a stated per annum rate equal to 12% (representing the portion of the Securities (and any replacements therefor) as to which consents have not been obtained pursuant to the Consent Solicitation Statement).

                 SECTION 1.05. Amendment to Section 1.01--Deletion of Certain Definitions. Section 1.01 of the Indenture is hereby amended by deleting in their entirety the definitions "Accelerated Payment", "Accelerated Payment Date", "Acceleration Date" and "Offer".

                 SECTION 1.06. Amendment to Section 3.07. Section 3.07 of the Indenture is hereby amended by (a) inserting at the end of the second proviso of paragraph (a) thereof the parenthetical "(so long as such Net Cash Proceeds are applied to prepay Working Capital Loans, secure Letter of Credit Obligations or reduce the outstanding amount of letters of credit under the Credit Agreement)"; (b) changing the amount "$5,000,000" contained in the third proviso of paragraph (a) thereof to the amount "$2,000,000"; (c) deleting the last sentence of paragraph (a) thereof; (d) replacing the words "not more than 10 days after" contained in paragraph (b) thereof with the word "on"; (e) inserting after the word "tendered" contained in clause (7) of paragraph (b) thereof the parenthetical "(or, in the case of 13% Securities, deemed tendered)"; and (f) replacing the last paragraph of paragraph (b) thereof with the following paragraphs:

                                  "Notwithstanding anything to the contrary in
                 this Section 3.07, with respect to each Net Proceeds Offer, each Holder of 13% Securities shall, without any action on the part of such Holder, (i) be deemed to have tendered on the relevant Net Proceeds Offer Trigger Date the entire amount of such Holder's 13% Securities in connection with such Net Proceeds Offer and (ii) be entitled to redemption of a portion of such Holder's 13% Securities on a pro rata basis determined on the assumption that all Securities (including all 12% Securities) have been tendered in connection with such Net Proceeds Offer, with the Proceeds Purchase Date (a "13% Securities Proceeds Purchase Date") associated with such redemption being the Business Day immediately succeeding such Net Proceeds Offer Trigger Date. Unless the Company defaults in making payment therefor in accordance with the next succeeding paragraph, the 13% Securities to be so redeemed shall cease to accrue interest after the relevant 13% Securities Proceeds Purchase Date.

                                  On or before a Proceeds Purchase Date
                 (including, in the case of 13% Securities, the applicable 13% Securities Proceeds Purchase Date), the Company shall (i) accept for payment Securities or portions thereof tendered (or, in the case of 13% Securities, deemed tendered) pursuant to the

                 Net Proceeds Offer (with the amount so accepted being calculated (x) in the case of 13% Securities, in the manner specified in the preceding paragraph and (y) in the case of 12% Securities, on a pro rata basis if required pursuant to paragraph (7) above) and (ii) by 10:00 a.m., New York City time, deposit with the Paying Agent U.S. Legal Tender or Securities acquired in the manner described in clause (a) of this Section 3.07 sufficient to pay the purchase price of all Securities or portions thereof so accepted or to be credited against the Net Proceeds Offer. Upon surrender of the relevant Securities to the Paying Agent, the Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. For purposes of this Section 3.07, the Trustee shall act as the Paying Agent.

                                  In the event that any Net Cash Proceeds
                 subject to a Net Proceeds Offer shall remain ("Remaining Net Cash Proceeds") after the Proceeds Purchase Date associated with the redemption of 12% Securities in connection with such Net Proceeds Offer, unless the Company shall have elected to reinvest such Net Cash Proceeds ("Specified Reinvested Net Cash Proceeds") in the manner described, and subject to the limitations set forth, in Section 4.17(iii)(A), such Proceeds Purchase Date shall be deemed to be a Net Proceeds Offer Trigger Date with respect to such Remaining Net Cash Proceeds and the Company shall make a Net Proceeds Offer (a "Subsequent Net Proceeds Offer") with respect to such Remaining Net Cash Proceeds. Any Remaining Net Cash Proceeds remaining after the purchase of Securities in connection with a Subsequent Net Proceeds Offer shall become general unrestricted funds of the Company and its Subsidiaries, and may be applied without regard to the restrictions contained in this Section 3.07,
                 Section 4.13(d)(vii) and Section 4.17."

                 SECTION 1.07. Amendment to Section 4.04. Section 4.04 of the Indenture is hereby amended and restated in its entirety as follows:

                 "SECTION 4.04.  Maintenance of Consolidated EBITDA.

                                  (a)  The Company shall not permit the sum of
                 (i) Consolidated EBITDA for any period of four consecutive fiscal quarters ending on any date set forth below plus (ii) the Aggregate EBITDA Adjustment Amount as of such date to be less than the amount set forth opposite such date:

                      Date                                 Amount
                      ----                               ----------
                 December 30, 1996                       $33,000,000
                 March 31, 1997                           34,000,000

                June 30, 1997                              35,000,000
                September 29, 1997                         35,500,000
                December 29, 1997                          36,000,000
                March 30, 1998                             36,500,000
                June 29, 1998                              37,000,000

                                  (b)  The Company shall not permit the sum of
                 (i) Consolidated EBITDA for the period of two consecutive fiscal quarters ending September 23, 1996 plus (ii) 50% of the Aggregate EBITDA Adjustment Amount as of the last day of such period to be less than $14,000,000.

                                  (c)  The Company shall not permit the sum of
                 (i) Consolidated EBITDA for any period of two consecutive fiscal quarters ending after September 23, 1996 plus (ii) 50% of the Aggregate EBITDA Adjustment Amount as of the last day of such period to be less than $13,000,000."

                 SECTION 1.08. Amendment to Section 4.08. Section 4.08 of the Indenture is hereby amended by (a) changing the number "120" contained in the first sentence of paragraph (a) thereof to the number "90"; (b) inserting the words "and within 45 days after the end of the Company's first, second and third fiscal quarters of each fiscal year" after the words "the Company's fiscal year" contained in the first sentence of paragraph (a) thereof; (c) inserting the words "(or portion of the fiscal year ending with the fiscal quarter covered by such Officers' Certificate, in the case of quarterly certificates)" after each occurrence of the word "year" (other than the first such occurrence) contained in the first sentence of paragraph (a) thereof; and
(d) deleting clause (iii) of paragraph (c) thereof (which clause (iii) ends immediately before the words ", an Officers' Certificate") in its entirety.

                 SECTION 1.09. Amendment to Section 4.13. Clause (vi) of paragraph (d) of Section 4.13 of the Indenture is hereby amended by (a) adding a subclause reference "(1)" to the beginning thereof, (b) changing each reference to "clause (vi)" contained in such newly designated subclause (1) to the reference "subclause (1)" and (c) adding a new subclause (2) after the amount "$15,000,000" contained therein which shall read in its entirety as follows:

                 "and (2) Indebtedness consisting of Capital Lease Obligations incurred in connection with any Sale/leaseback consummated in order to comply with the requirements of Section 4.24 or 4.25 and any renewals, extensions, refinancings or replacements thereof"

                 SECTION 1.10. Amendment to Section 4.17. Section 4.17 of the Indenture is hereby amended by:

                 (a) amending and restating in its entirety the first proviso contained in clause (A) thereof as follows:

                 "provided, however, that (x) the Net Cash Proceeds which may be so reinvested pursuant to any Asset Sale (other than a Specified Sale-leaseback Transaction) shall not exceed the sum of (I) 5% of such Net Cash Proceeds (or, in the case of the Required Black Angus Sale/leaseback Transaction, 10% of such Net Cash Proceeds) and (II) any Specified Reinvested Net Cash Proceeds associated with such Asset Sale, and (y) the total Net Cash Proceeds (including Specified Reinvested Net Cash Proceeds) which may be so reinvested pursuant to all Asset Sales (other than Specified Sale/leaseback Transactions) consummated after the Supplemental Indenture Effective Date shall not exceed $8,000,000"; and

                 (b) amending and restating in its entirety the penultimate proviso thereof as follows:

                 "; provided, further, that the Company may exclude from the provisions of this Section 4.17, to the extent applicable, up to $2,000,000 of Net Cash Proceeds which the Company has elected to exclude from the obligation to make a Net Proceeds Offer pursuant to and in accordance with Section 3.07(a) so long as such Net Cash Proceeds are applied to prepay Working Capital Loans, secure Letter of Credit Obligations or reduce the outstanding amount of letters of credit under the Credit Agreement".

                 SECTION 1.11. New Covenants. The Indenture is hereby amended by adding the following Sections to the end of Article Four thereof:

                 "SECTION 4.24.  Black Angus Sale/leaseback Transaction.

                                  After July 15, 1996 and on or before
                 September 15, 1996, the Company and the relevant Subsidiaries shall consummate a Sale/leaseback transaction with respect to Black Angus restaurants generating gross cash proceeds equal to at least $48,000,000 and Net Cash Proceeds equal to at least $43,500,000, provided, that no more than 24 such restaurants may be the subject of such Sale/leaseback transaction for the purpose of complying with this Section 4.24.

                 SECTION 4.25.  Additional Asset Sales.

                                  After July 15, 1996 and on or before December
                 31, 1996, the Company and its Subsidiaries shall consummate one or more Asset Sales (including Sale/leasebacks but excluding the Required Black Angus Sale/leaseback Transaction) generating Net Cash Proceeds equal to at least $25,000,000.

                 SECTION 4.26.  Senior Executive Compensation.

                                  The Company shall not permit the aggregate
                 base salaries of Anwar Soliman and Ralph Roberts (the "Senior Executives") to exceed $1,938,575. Commencing on the Supplemental Indenture Effective Date, the rate at which the salaries of the Senior Executives are earned shall be reduced by an aggregate amount equal to 20% of the aggregate base salaries of the Senior Executives then in effect (the aggregate amount of any such reduction for any fiscal year or, in the case of the 1996 fiscal year, the portion thereof since the Supplemental Indenture Effective Date, being referred to as the "Holdback Amount"). The Company shall not permit any portion of the Holdback Amount or any bonuses or other form of compensation (other than (a) the reduced base salaries and (b) benefits of the type historically provided by the Company to the Senior Executives (including life insurance, medical, disability and automobile benefits)) to be paid to the Senior Executives with respect to any fiscal year of the Company until the audited financial statements of the Company for such fiscal year have been delivered to the Trustee. After such audited financial statements have been so delivered, the ability of the Company to pay such Holdback Amount and bonuses to the Senior Executives shall be determined on the basis of the sum of Consolidated EBITDA for the relevant fiscal year plus the Aggregate EBITDA Adjustment Amount as of the last day of such fiscal year, as set forth below:



                 Consolidated EBITDA plus                   Holdback Amount Payment/
                 Aggregate EBITDA Adjustment Amount         Bonus Payment
                 ----------------------------------         ------------------------
                 Less than $28,000,000                      The Company shall defer payment
                                                            of the entire Holdback Amount.
                                                            The Company shall pay no
                                                            bonuses to the Senior Executives.

                 $28,000,000-$32,999,999                    The Company may pay one-half of
                                                            the Holdback Amount.  The
                                                            Company shall defer payment of
                                                            the remaining one-half of the
                                                            Holdback Amount.  The Company
                                                            shall pay no bonuses to the Senior
                                                            Executives.

                 $33,000,000-$39,999,999                    The Company may pay the entire
                                                            Holdback Amount.  The Company
                                                            shall pay no bonuses to the Senior
                                                            Executives.

                 $40,000,000-$44,999,999                    The Company may pay the entire
                                                            Holdback Amount.  In addition,
                                                            the Company may pay bonuses to
                                                            the Senior Executives in an
                                                            aggregate amount not to exceed
                                                            10% of the aggregate base salaries
                                                            of the Senior Executives for the
                                                            preceding fiscal year.

                 $45,000,000-$49,999,999                    The Company may pay the entire
                                                            Holdback Amount.  In addition,
                                                            the Company may pay bonuses to
                                                            the Senior Executives in an
                                                            aggregate amount not to exceed
                                                            20% of the aggregate base salaries
                                                            of the Senior Executives for the
                                                            preceding fiscal year.

                 $50,000,000 or above                       The Company may pay the entire
                                                            Holdback Amount.  In addition,
                                                            the Company may pay bonuses to
                                                            the Senior Executives in an amount
                                                            determined by the Board of
                                                            Directors of the Company.

                 Any Holdback Amount that is deferred as provided above may be paid by the Company upon delivery to the Trustee of audited financial statements of the Company in any subsequent year if the sum of Consolidated EBITDA for the fiscal year covered by such financial statements plus the Aggregate EBITDA Adjustment Amount as of the last day of such fiscal year is at least $36,500,000. The Company shall not pay any Holdback Amount or bonuses to the Senior Executives at any time when a Default or Event of Default (other than solely pursuant to Section 4.04) shall have occurred and be continuing."

                 SECTION 1.12. Amendment to Section 6.01. Section 6.01 of the Indenture is hereby amended by adding the following words to the end of the parenthetical contained in the last paragraph thereof:

                 "and other than in the case of any Default under Section 4.04,
                 4.24 or 4.25, which Defaults shall be Events of Default without any requirement for the giving of notice and without the passage of time specified in this paragraph"

                 SECTION 1.13. Deletion of Certain References to Section 4.04. The Indenture is hereby amended by deleting each reference to Section 4.04 from
(a) the definition of "Paying Agent" contained in Section 1.01 thereof, (b)
Section 2.03 thereof, (c)

Section 2.06 thereof and (d) the form of Option of Holder to Elect Purchase.
In addition, Section 6.01 of the Indenture is hereby amended by deleting the words "4.04 or" appearing before the reference to Section 4.17 contained in the last paragraph thereof.

                 SECTION 1.14. Deletion of References to Accelerated Payments. The Indenture is hereby amended by (a) deleting the words "an Accelerated Payment or" from paragraph (2) of Section 6.01 thereof and (b) deleting the words "an Accelerated Payment and" from Section 7.05 thereof. In addition, each Security and Exhibit A to the Indenture are hereby amended by deleting the words ", including an Accelerated Payment" from paragraph 18 thereof.

                 SECTION 1.15. Amendment to Paragraph 6 of the Securities and the Form of Note. Paragraph 6 of each Security and Exhibit A to the Indenture is hereby amended by adding the following sentence after the second sentence thereof:

                 "In addition, the Company may credit against such sinking fund payment (other than the portion thereof allocable to 12% Securities) 100% of the principal amount of any Securities previously purchased by the Company pursuant to a Net Proceeds Offer."

                 SECTION 1.16. Amendment to Paragraph 8 of the Securities and the Form of Note. Paragraph 8 of each Security and Exhibit A to the Indenture is hereby amended and restated in its entirety as follows:

                 "8.      Maintenance of Consolidated EBITDA.

                                  The Indenture requires the Company to
                 maintain Consolidated EBITDA (subject to certain adjustments) for certain periods specified therein at the levels specified therein."

                 SECTION 1.17.  Amendment to Timing of Interest Payments and
Record Dates.   Each Security and Exhibit A to the Indenture are hereby amended by (a) deleting the dates listed after the caption "Interest Payment Dates" and inserting, in lieu thereof, the dates "March 15, June 15, September 15 and December 15", (b) deleting the dates listed after the caption "Record Dates" and inserting, in lieu thereof, the dates "March 1, June 1, September 1 and December 1" and (c) deleting the words "semi-annually on March 15 and September 15 of each year" contained in paragraph 1 thereof and inserting, in lieu thereof, the words "quarterly on March 15, June 15, September 15 and December 15 of each year". The amendments described in this Section 1.17 shall not be applicable to any 12% Security.

                 SECTION 1.18. Amendment to Interest Rate. Each Security and Exhibit A to the Indenture are hereby amended by changing each reference to the percentage "12%" to the percentage "13%". In addition, each Security and Exhibit A to the Indenture are hereby amended by changing the percentage "14%" contained in paragraph 1 thereof to the percentage "15%". The amendments described in this Section 1.18 shall not be applicable to any 12% Security.


                                  ARTICLE TWO

                                 MISCELLANEOUS

                 SECTION 2.01. Conditions Precedent; Reaffirmation of Subsidiary Guarantee. The effectiveness of this Second Supplemental Indenture is conditioned upon the receipt by the Trustee of (a) counterparts hereof executed and delivered by the Company and each Subsidiary Guarantor and (b) a satisfactory opinion of counsel stating that this Second Supplemental Indenture complies with the provisions of Section 9.02 of the Indenture and covering other customary corporate matters, which opinion may be relied upon by each person that is a Securityholder on the Supplemental Indenture Effective Date. By its execution and delivery of this Second Supplemental Indenture, each Subsidiary Guarantor reaffirms and restates its obligation set forth in Article 11 of the Indenture.

                 SECTION 2.02. Incorporation of Indenture. All the provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                 SECTION 2.03. Headings. The headings of the Articles and Sections of this Second Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.

                 SECTION 2.04. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 SECTION 2.05. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                 SECTION 2.06. Successors. All covenants and agreements in this Second Supplemental Indenture by the Company and each Subsidiary Guarantor shall bind their respective successors. All covenants and agreements of the Trustee in this Second Supplemental Indenture shall bind its successor.

                 SECTION 2.07. Separability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 SECTION 2.08. Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture, express or implied, shall give to any person, other than the





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                                                                              13



parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

                 SECTION 2.09. Terms Defined. All terms defined elsewhere in the Indenture have the same meanings herein.

                 SECTION 2.10. Expenses. The Company agrees to pay the reasonable costs and expenses of the Trustee and the Holders, including the reasonable expenses of one firm of counsel to certain of the Holders, in connection with the negotiation and execution of this Second Supplemental Indenture.

                 SECTION 2.11. Acknowledgement of Waiver, etc. The Company and the Trustee hereby acknowledge that, in connection with the Consent Solicitation Statement, the holders of a majority in principal amount of outstanding Securities have waived compliance with (a) the requirements of Sections 4.04 and 4.08 of the Indenture (as in effect prior to giving effect to this Second Supplemental Indenture), (b) the Consent Period requirement of
Section 9.02 of the Indenture and (c) any restrictions contained in the Indenture on dividing the existing Global Security into two separate Global Securities, with one such Global Security evidencing the 13% Securities (i.e., the portion of the Securities as to which consents have been obtained pursuant to the Consent Solicitation Statement) and the other such Global Security evidencing the 12% Securities (i.e., the portion of the Securities as to which consents have not been obtained pursuant to the Consent Solicitation Statement). The Company also hereby instructs the Trustee to distribute to the Consenting Holders the Consent Payments (as each such term is defined in the Consent Solicitation Statement) in the amounts, and at the times, specified in the Consent Solicitation Statement.

                 IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.



                                        AMERICAN RESTAURANT GROUP, INC.


                                        By:  /s/  WILLIAM J. McCAFFREY, JR.
                                           ----------------------------------
                                           Name:  William J. McCaffrey, Jr.
                                           Title: Vice President and
                                                  Chief Financial Officer


                                        U.S. TRUST COMPANY OF CALIFORNIA, N.A.


                                        By:  /s/  SANDRA H. LEESS
                                           ----------------------------------
                                           Name:  Sandra H. Leess
                                           Title: Senior Vice President


                                        SUBSIDIARY GUARANTORS:

                                        ARG ENTERPRISES, INC.
                                        SPECTRUM FOODS, INC.
                                        SPOONS RESTAURANTS, INC.
                                        ARG PROPERTY MANAGEMENT CORPORATION
                                        GRANDY'S, INC.
                                        LOCAL FAVORITE, INC.


                                        By:  /s/  WILLIAM J. McCAFFREY, JR.
                                           ----------------------------------
                                           Name:  William J. McCaffrey, Jr.
                                           Title: Vice President and
                                                  Chief Financial Officer
                                           (for each of the above-listed
                                           Subsidiary Guarantors)